                                                                    Exhibit 99.2

                          New England Bancshares, Inc.
                               Holding Company for
                  Enfield Federal Savings and Loan Association
                              Enfield, Connecticut

                          Proposed Marketing Materials

                             Marketing Materials for
                          New England Bancshares, Inc.
                              Enfield, Connecticut

                                Table of Contents
                                -----------------

I.       Press Release
         A.   Explanation
         B.   Schedule
         C.   Distribution List
         D.   Press Release Examples

II.      Advertisements
         A.   Explanation
         B.   Schedule
         C.   Advertisement Example

III.     Counter Cards and Lobby Posters
         A.   Explanation
         B.   Quantity
         C.   Example

IV.      Invitations
         A.   Explanation
         B.   Quantity - Method of Distribution
         C.   Example

V.       Letters
         A.   Explanation
         B.   Method of Distribution
         C.   Examples

VI.      Proxy Reminder
         A.   Explanation
         B.   Method of Distribution
         C.   Example

VII.     Subscription Rights Special Notice
         A.   Explanation
         B.   Method of Distribution
         C.   Example

                                I. Press Releases

A.   Explanation

     In an effort to assure that all customers, community members and other interested investors receive prompt accurate information in a simultaneous manner, Enfield Federal will forward press releases to area newspapers, radio stations, etc. at various points during the Reorganization process.

     Only press releases approved by Issuer's Counsel and the OTS will be forwarded for publication in any manner.

B.   Schedule

     1.   Approval of Conversion and Reorganization

     2.   Close of Stock Offering

                      National and Local Distribution List
                      ------------------------------------

Enfield Federal should provide a supplemental distribution list that includes all local newspapers that it considers to be within its market area.

                                (TO BE PROVIDED)

Press Release                       FOR IMMEDIATE RELEASE
                                    ---------------------
                                    For More Information Contact:
                                    David J. O'Connor
                                    President and Chief Executive Officer
                                    Enfield Federal Savings and Loan Association
                                    (860) 253-5200


                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION
                  --------------------------------------------

                  REORGANIZATION FROM MUTUAL COMPANY TO MUTUAL
                  --------------------------------------------

                  HOLDING COMPANY RECEIVES REGULATORY APPROVAL
                  --------------------------------------------

     David J. O'Connor, President and Chief Executive Officer of Enfield Federal Savings and Loan Association ("Enfield Federal"), Enfield, Connecticut announced today that Enfield Federal will reorganize into a mutual holding company. As part of the reorganization, Enfield Federal will become a wholly-owned subsidiary of New England Bancshares, Inc., a federally-chartered savings and loan holding company.

     Pursuant to the plan of reorganization, New England Bancshares, Inc. is offering up to 724,500 shares of its common stock, at a price of $10.00 per share. The stock will be offered on a priority basis to depositors of at least $50 of Enfield Federal on October 31, 2000, depositors of at least $50 of Enfield Federal on ________, 2002, Enfield Federal Savings and Loan Association's Employee Stock Ownership Plan and depositors and borrowers of Enfield Federal on _______, 2002. If any shares remain, stock will then be offered to non-customers who reside in Hartford County, Connecticut. The Subscription and Community Offering (together, the "Offering") will be managed by Trident Securities, a division of McDonald Investments Inc., of Raleigh, North Carolina. A prospectus describing, among other things, the terms of the Offering will be mailed to eligible depositors of Enfield Federal on or about _______, 2002.

     According to Mr. O'Connor, "Our day to day operations will not change as a result of the reorganization and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers or members of the community with questions concerning the reorganization should call the Stock Information Center at (860) XXX-XXXX, or visit Enfield Federal's main office at 660 Enfield Street in Enfield.

This is neither an offer to sell nor a solicitation of an offer to buy the stock of New England Bancshares, Inc. The offer is made only by the Prospectus. The shares of Common Stock are not deposits or savings accounts and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Press Release                      FOR IMMEDIATE RELEASE
                                   ----------------------
                                   For More Information Contact:
                                   David J. O'Connor
                                   President and Chief Executive Officer
                                   Enfield Federal Savings and Loan Association
                                   (860) 253-5200

NEW ENGLAND BANCSHARES, INC. COMPLETES REORGANIZATION AND STOCK SALE
--------------------------------------------------------------------

     Enfield, Connecticut - (_______, 2002) David J. O'Connor, President and Chief Executive Officer of Enfield Federal Savings and Loan Association ("Enfield Federal"), announced today that New England Bancshares, Inc., the holding company for Enfield Federal, completed its stock offering on _________, 2002. In connection with Enfield Federal's reorganization, __________ shares were sold at $10.00 per share in connection with the stock offering.

     Mr. O'Connor indicated that the board of directors of Enfield Federal want to express their gratitude for the response to the stock offering and that Enfield Federal looks forward to continuing to serve the needs of its customers and the community as a stock institution. Trident Securities, a division of McDonald Investments Inc., managed the offering. The stock is expected to commence trading on the OTC Bulletin Board under the symbol "XXXX" on ___________, 2002.

This is neither an offer to sell nor a solicitation of an offer to buy the stock of New England Bancshares, Inc. The offer is made only by the Prospectus. The shares of Common Stock are not deposits or savings accounts and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

                          II. Advertisements (Optional)

A.   Explanation

     The intended use of the attached advertisement "A" is to notify Enfield Federal's customers and members of the local community that the Conversion and Reorganization offering is underway.


B.   Media Schedule

     1. Advertisement A - To be run immediately following regulatory approval and run as often as weekly thereafter.

     Enfield Federal may, depending upon the response from customers and the community, choose to run fewer ads or no ads at all.

Advertisement (A)
--------------------------------------------------------------------------------

  This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. These shares have not been approved or disapproved by the Federal Deposit Insurance
    Corporation or the Office of Thrift Supervision, nor has the FDIC or OTS passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.


New Issue                                                   ___________, 2002
---------



                                 724,50 Shares


                     These shares are being offered pursuant
                       to a Plan of Reorganization whereby

                  Enfield Federal Savings and Loan Association

                            Enfield, Connecticut will
              reorganize into a two-tier mutual holding company and
                       become a wholly-owned subsidiary of

                          New England Bancshares, Inc.

                                  Common Stock

                                 ---------------

                             Price $10.00 Per Share

                                 ---------------


                               Trident Securities
                     A Division of McDonald Investments Inc.

                For a copy of the prospectus call (860) XXX-XXXX.

       Copies of the Prospectus may be obtained in any State in which this announcement is circulated from
                the undersigned or such other brokers and dealers
              as may legally offer these securities in such state.
--------------------------------------------------------------------------------

                       III. Counter Cards and Lobby Posters

A.    Explanation

      Counter cards and lobby posters serve two purposes: (1) As a notice to Enfield Federal's customers and members of the local community that the stock sale is underway and (2) to remind customers and members of the local community of the end of the Subscription and Community Offerings.

B.    Quantity

      Approximately 2 - 3 Counter cards may be used in each branch location.

      Approximately 1 - 2 Lobby posters may be used at each branch office.

C.                                                                 POSTER
                                                                     OR
                                                                   COUNTER CARD





                          New England Bancshares, Inc.

                               Holding Company for

                  Enfield Federal Savings and Loan Association

                            "STOCK OFFERING MATERIALS
                                 AVAILABLE HERE"


                           Subscription Offering Ends

                                  _______, 2002

                                 IV. Invitations

A.    Explanation

      In order to educate customers and the public about the stock offering, Enfield Federal may hold several Community Meetings in various locations. In an effort to target a group of interested investors Trident will request that each Director and Officer of Enfield Federal submit a list of prospective investors that he/she would like to invite to a Community Meeting.

      Prospectuses are given to each prospect at the Community meeting.

B.    Quantity and Method of Distribution

      An invitation is mailed to each prospect.

                       The Directors, Officers & Employees

                                       of

                  Enfield Federal Savings and Loan Association

                              cordially invite you

                         to attend a brief presentation

                         regarding the stock offering of

                          New England Bancshares, Inc.

                                Please join us at

                                      Place

                                     Address

                                       on

                                      Date

                                     at Time

                               for hors d'oeuvres

R.S.V.P. by __________, 2002
(860)_________________

                     V. Letters Enclosed in Initial Mailing

A.   Explanation

     Cover letters to accompany offering materials.

B.   Method of Distribution

     Enclosed with the initial mailing.

                         [Letterhead of Enfield Federal]

Date

Dear Member:

     As a qualified voting member of Enfield Federal Savings and Loan Association ("Enfield Federal"), you have the right to vote upon Enfield Federal's proposed Plan of Reorganization if you continue to be a depositor on [date]. We urge you to read the enclosed Proxy Statement and Prospectus and execute the enclosed Revocable Proxy.

The Board of Directors encourages you to vote "For" the Reorganization. Voting will not obligate you to purchase stock in the Reorganization. Questions regarding the execution of the Revocable Proxy should be directed to Enfield Federal's Stock Information Center at (860) XXX-XXXX.

Sincerely,


David J. O'Connor
President and CEO

Enclosures




THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares of New England Bancshares, Inc. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                         [Letterhead of Enfield Federal]

Date

Dear Interested Investor:

     Enfield Federal Savings and Loan Association ("Enfield Federal") of Enfield, Connecticut is pleased to announce that we have received regulatory approval to reorganize from a federal mutual Savings and Loan Association into the mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by Enfield Federal's members, among other things. Under the Plan of Reorganization, Enfield Federal will issue all of its outstanding capital stock to New England Bancshares, Inc. (the "Company"), the proposed holding company for Enfield Federal, and the Company will offer up to 724,500 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of Enfield Federal in that it allows customers, community members, directors and employees an opportunity to purchase common shares of the Company.

     We want to assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of Enfield Federal.

     Enclosed is a Prospectus that fully describes Enfield Federal, its management, board and financial condition. Please review it carefully before you make an investment decision. If you decide to invest, please return to Enfield Federal a properly completed stock order form together with full payment for shares. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (860) XXX-XXXX.

Sincerely,


David J. O'Connor
President and CEO

Enclosures

THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


This is not an offer to sell or a solicitation of an offer to buy the common shares of New England Bancshares, Inc. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                              [Trident Letterhead]

Date

To Members and Friends of Enfield Federal Savings and Loan Association:

     At the request of New England Bancshares, Inc. (the "Company") and Enfield Federal Savings and Loan Association ("Enfield Federal"), we have enclosed their Prospectus and a stock order form for your use should you decide to subscribe for shares of Common Stock of the Company being issued in connection with the Reorganization of Enfield Federal from a federal mutual Savings and Loan Association into the mutual holding company form of ownership.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares (or appropriate instructions authorizing withdrawal in such amount from your authorized deposit account(s) at Enfield Federal) so that it is received at the Enfield Federal stock information center no later than 12:00 Noon, Connecticut Time, on [date].

     The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. Should you have any questions you may contact the Stock Information Center at (860) XXX-XXXX.

Sincerely,


TRIDENT SECURITIES
A Division of McDonald Investments Inc.



THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares of New England Bancshares, Inc. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                          [Enfield Federal Letterhead]
Date

Dear Friend:

     Enfield Federal Savings and Loan Association ("Enfield Federal") is pleased to announce that we have received regulatory approval to reorganize from a federal mutual savings and loan association into a mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by Enfield Federal's members, among other things. Under the Plan of Reorganization, Enfield Federal will issue all of its outstanding capital stock to New England Bancshares, Inc. (the "Company"), the proposed holding company for Enfield Federal, and the Company will offer up to 724,500 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of Enfield Federal in that it allows customers, directors and employees an opportunity to subscribe for common shares of the Company.

     We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Enfield Federal or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Enfield Federal. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of Enfield Federal.

     Under the Plan of Reorganization, you are entitled to subscribe for common shares of New England Bancshares, Inc. in the Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon members' approval of the Plan of Reorganization at a special meeting of members to be held on June __, 2002, and upon receipt of all required regulatory approvals.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received at Enfield Federal not later than 12:00 Noon, Connecticut Time on [date].

     Enclosed is a Prospectus that fully describes Enfield Federal, its management, board and financial condition. Please review it carefully before you invest. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (860) XXX-XXXX.

Sincerely,


David J. O'Connor
President and CEO

Enclosures

THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares of New England Bancshares, Inc. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

[Enfield Federal Letterhead]
Date

Dear Valued Member:

     Enfield Federal Savings and Loan Association ("Enfield Federal") is pleased to announce that we have received regulatory approval to reorganize from a federal mutual savings and loan association into a mutual holding company form of ownership (the "Reorganization"), conditioned upon receipt of approval by Enfield Federal's members, among other things. Under the Plan of Reorganization, Enfield Federal will issue all of its outstanding capital stock to New England Bancshares, Inc. (the "Company"), the proposed holding company for Enfield Federal, and the Company will offer up to 724,500 shares of its common stock, subject to adjustment, at $10.00 per share. The Reorganization is a significant event in the history of Enfield Federal in that it allows customers, directors and employees an opportunity to subscribe for common shares of the Company.

     We want to assure you that the Reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at Enfield Federal or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Enfield Federal. Let us also assure you that the Reorganization will not result in any changes in the management, personnel or the Board of Directors of Enfield Federal.

     A special meeting of the members of Enfield Federal will be held on June __, 2002 at ____a.m., Connecticut Time, at [location] to consider and vote upon Enfield Federal's Plan of Reorganization. Enclosed is a proxy card. The Board of Directors of Enfield Federal solicits your vote "FOR" the Plan of Reorganization. A vote in favor of the Plan of Reorganization does not obligate you to purchase common shares of the Company. If you do not plan to attend the special meeting, please sign and return your proxy card promptly. Your vote is important to us.

     As one of our valued members, you have the opportunity to invest in the future of Enfield Federal by purchasing common shares of New England Bancshares, Inc. during the Subscription Offering, without paying a sales commission.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received by Enfield Federal not later than 12:00 Noon, Connecticut Time on June __, 2002.

     We also have enclosed a Prospectus and Proxy Statement which fully describe the Reorganization and provide financial and other information about New England Bancshares, Inc. and Enfield Federal. Please review these materials carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call [or visit] the Stock Information Center at (860) XXX-XXXX.

     We look forward to continuing to provide quality financial services to you in the future.

Sincerely,


David J. O'Connor
President and CEO

Enclosures

THE COMMON SHARES OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This is not an offer to sell or a solicitation of an offer to buy the common shares New England Bancshares, Inc. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                               VI. Proxy Reminder

A.   Explanation

     A proxygram is used when the majority of votes needed to adopt the Plan of Reorganization is still outstanding. The proxygram is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the Reorganization agent.

B.   Method of Distribution

     Mailed separately during the offering period.

                                 PROXY REMINDER

                  Enfield Federal Savings and Loan Association

YOUR VOTE ON OUR STOCK REORGANIZATION PLAN HAS NOT BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN OF REORGANIZATION.

VOTING FOR THE PLAN OF REORGANIZATION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY SUBSCRIBE FOR STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO ENFIELD FEDERAL TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PLAN OF
REORGANIZATION. THANK YOU.

                                  DAVID J. O'CONNOR
                                  PRESIDENT AND CEO
                                  ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

                        IF YOU RECENTLY MAILED THE PROXY,
               PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

                  FOR FURTHER INFORMATION CALL (860) XXX-XXXX.

     This is neither an offer to sell nor a solicitation of an offer to buy the stock of New England Bancshares, Inc. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy New England Bancshares, Inc. stock would be unlawful. The shares of New England Bancshares, Inc. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                     VII. Subscription Rights Special Notice

A.   Explanation

     Special Notice to accompany offering materials.

B.   Method of Distribution

     Enclosed with the initial mailing.

                               Subscription Rights

                                 Special Notice

     Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. Enfield Federal Savings and Loan Association intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that come to its attention.

     If you are contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later, share in any way proceeds upon the sale of the stock, or transfer your subscription rights in any other way, please call us immediately at (860) ___-____.

                          New England Bancshares, Inc.
                                Stock Order Form

                            Stock Information Center
                  Enfield Federal Savings and Loan Association
                               660 Enfield Street
                                Enfield, CT 06082
                                 (860) 253-5200


                              Expiration Date for
                               Stock Order Forms:
             [date], 2002 12:00 Noon, Eastern Time, Unless Extended

--------------------------------------------------------------------------------
IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form may not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
--------------------------------------------------------------------------------


 (1) Number of Shares           Subscription Price        (2) Total Payment Due

 -----------------                                          -----------------
                          X           $10.00        =        $
 -----------------                                          -----------------

--------------------------------------------------------------------------------
 (3) Employee/Officer/Director Information

 [_] Check here if you are a director, officer or employee of Enfield Federal or a member of such person's immediate family.

--------------------------------------------------------------------------------
 (4) Method of Payment/Check

 Enclosed is a check, bank draft or money order made payable    ---------------
 to New England Bancshares, Inc. in the amount of:               $
                                                                ---------------

 No wire transfers will be accepted.
--------------------------------------------------------------------------------

 (5) Method of Payment/Withdrawal

 The undersigned authorizes withdrawal from the following account(s) at Enfield Federal. There is no penalty for early withdrawal for purposes of this payment.

 ------------------------------------------------------------------------------
         Account Number(s)                       Withdrawal Amount(s)
 ------------------------------------------------------------------------------
                                           $
 ------------------------------------------------------------------------------
                                           $
 ------------------------------------------------------------------------------
                                           $
 ------------------------------------------------------------------------------
           Total Withdrawal Amount         $
                                        ---------------------------------------


 In order to subscribe for shares through an individual retirement account ("IRA") at Enfield Federal, you must contact the Stock Information Center at Enfield Federal no later than [date], 2002.
--------------------------------------------------------------------------------

 (6) Purchaser Information

 a. [_] Eligible Accounts Holder -- Check here if you were a depositor of at least $50.00 at Enfield Federal on October 31, 2000. Enter information below for all deposit accounts that you had at Enfield Federal on October 31, 2000.

 b. [_] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Enfield Federal on [date], 2001 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Enfield Federal on [date], 2001.

 c. [_] Other Members -- Check here if you were a depositor as of [date], and/or a borrower as of [date] who continued as a borrower as of the close of business on [date]. Enter information for all deposit and/or loan accounts that you had at Enfield Federal on [date].

 d. [_] Local Community Resident -- Check here if you are a resident of Hartford County, Connecticut.

-------------------------------------------------------------------------------
 . These account numbers correspond to the preprinted account name(s) and ownership in the top left hand corner of this form.
 . These may not be all of your qualifying accounts. Other account ownerships may be listed on separate proxy and/or stock order forms.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 . You must list in the box to the right any account numbers from other stock order forms you have received in the mail and any other accounts that you have, or have had ownership in, at Enfield Federal.
-------------------------------------------------------------------------------
 . If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.

   ACCOUNT INFORMATION

   -------------------------------------------------------------------------



   -------------------------------------------------------------------------

  -----------------------------------------------------------------------------
         Account Title (Names on Accounts)          Account Number(s)
  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
 (7) Stock Registration/Form of Stock Ownership (stock must be registered in the name of an Account Holder)

 [_] Individual                               [_] Joint Tenants

 [_] Individual Retirement Account (IRA)      [_] Corporation or Partnership

 [_] Tenants in Common                        [_] Fiduciary (Under Agreement
                                                  Dated ________, ___)

 [_] Uniform Transfer to Minors Act           [_] Other ______________________
                                                     Fiduciary (Under

--------------------------------------------------------------------------------

(8) Name(s) in which shares are to be registered (Please print clearly)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Name(s) continued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Street Address                                 City
---------------------------------------------  ---------------------------------

---------------------------------------------  ---------------------------------

Social Security # or Tax ID
----------------------------------------------------------

----------------------------------------------------------

Telephone (Daytime)             E-Mail
----------------------------  ----------------------------

----------------------------  ----------------------------

State                          Zip Code
----------------------------  ----------------------------

----------------------------  ----------------------------

--------------------------------------------------------------------------------
 (9) NASD Affiliation
[_] Check here if you are a member of the National Association of Securities
    Dealers, Inc., a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

--------------------------------------------------------------------------------
 (10) Associate--Acting in Concert
[_] Check here and complete the reverse side of this Form, if you or any Associate (as defined on the reverse side of this Form) or persons Acting in Concert (as defined on the reverse side of this Form) with you have submitted other orders for shares in the Subscription Offering and/or the Community Offering.

--------------------------------------------------------------------------------
 (11) Acknowledgment
 To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by Enfield Federal Savings and Loan Association, no later than 12:00 Noon, eastern time, on [date], 2002, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to Enfield Federal or may be mailed to the Post Office Box indicated on the enclosed business reply envelope.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Reorganization of Enfield Federal described in the accompanying Prospectus. If the Plan of Reorganization is not approved by the members of Enfield Federal at a Special Meeting to be held on [date], 2002, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Enfield Federal, this Stock Order Form may not be modified, withdrawn or cancelled without Enfield Federal's consent, and if authorization to withdraw from deposit accounts at Enfield Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock Order Form are true, correct and complete and that I am not subject to back-up withholding.
 Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares. The Plan of Reorganization prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Enfield Federal and New England Bancshares, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the shares of common stock offered are not savings or deposit accounts and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by New England Bancshares, Inc. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Enfield Federal.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE
 FORM OF CERTIFICATION ON THE REVERSE HEREOF.

 Signature                 Date   Signature               Date   OFFICE USE _____________
 ------------------------------   ----------------------------              Date Received

 ------------------------------   ----------------------------   _________  _____________
                                                                  Batch #      Order #

 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------
   Account Title      Account
(Names on Accounts)  Number(s)
--------------------------------
--------------------------------
--------------------------------
--------------------------------
--------------------------------

Item (10)--(continued)


List below all other orders
submitted by you or your
Associates (as defined) or by
persons Acting in Concert (as
defined) with you.
--------------------------------
  Name(s) listed on  Number of
  other Stock Order   Shares
        Forms         Ordered
--------------------------------
--------------------------------
--------------------------------
--------------------------------
--------------------------------

"Associate" when used to indicate a relationship with any person is defined as
(i) any corporation or organization (other than New England Bancshares, Inc., Enfield Federal Savings, or a majority-owned subsidiary of New England Bancshares, Inc.), of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person has a substantial beneficial interest or as to which person serves as a trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Enfield Federal Savings, New England Bancshares, Inc., or any of its parents and subsidiaries thereof provided that, for purpose of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any tax-qualified employee stock benefit plan.

"Acting in Concert" is defined as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax- qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.


  A valid stock order form must be signed and dated below and on the front of this form.
                             FORM OF CERTIFICATION

  I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF NEW ENGLAND BANCSHARES, INC. ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY ENFIELD FEDERAL SAVINGS OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS. If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the stock information center at (860) 253-5200. I/We further certify that, before purchasing the common shares, par value of $0.01 per share, of NEW ENGLAND BANCSHARES,INC., the proposed holding company for ENFIELD FEDERAL SAVINGS, I/we received a Prospectus dated [date] , 2002 which contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page __ of the Prospectus.

 Signature                    Date


 Name (Please Print)